MICRON TECHNOLOGY, INC.
                               Exhibit 11.1
                    Computation of Per Share Earnings
             (Amounts in millions except per share amounts)

                                                  Year Ended
                                      ----------------------------------------
                                      September 1,  September 2,  September 3,
                                         1994          1993          1992
                                      ------------  ------------  ------------
PRIMARY
  Weighted average shares outstanding       101.2         98.2           94.5
  Net effect of dilutive stock options
     and warrants                             3.3          2.0            2.8
                                         --------      -------       --------
  Total shares                              104.5        100.2           97.3
                                         ========      =======       ========
  Net income                              $ 400.5      $ 104.1         $  6.6
                                         ========      =======       ========
  Per share amount                        $  3.83      $  1.04         $ 0.07
                                         ========      =======       ========
FULLY DILUTED
  Weighted average shares outstanding       101.2         98.2           94.5
  Net effect of dilutive stock options
     and warrants                             4.0          3.1            2.8
                                         --------      -------       --------
  Total shares                              105.2        101.3           97.3
                                         ========      =======       ========
  Net income                              $ 400.5      $ 104.1         $  6.6
                                         ========      =======       ========
  Per share amount                        $  3.80      $  1.03         $ 0.07
                                         ========      =======       ========